UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 16, 2014, Westmoreland Coal Company (the “Company”) issued a press release announcing (i) the closing of its previously announced private offering of $350 million aggregate principal amount of 8.75% Senior Secured Notes due 2022 (the “New Notes”) and its previously announced $350 million Senior Secured Term Loan due 2020 (the “Term Loan”), (ii) the expiration and final results of its previously announced tender offer and consent solicitation (the “Tender Offer”) commenced on November 17, 2014 for the Company’s 10.75% Senior Secured Notes due 2018 (CUSIP 960887AB3) (the “10.75% Notes”) and (iii) the Company’s entry into a second amended and restated revolving credit facility with The PrivateBank and Trust Company.

The Company funded the consideration paid to the tendering holders of the 10.75% Notes using proceeds from its offering of the New Notes and the Term Loan, and with available cash on hand. On December 16, 2014, in connection with a satisfaction and discharge of the indenture governing the 10.75% Notes, Westmoreland issued a notice of redemption notifying holders of any remaining 10.75% Notes that, on February 1, 2015, Westmoreland will redeem all of the 10.75% Notes that remained outstanding following the Tender Offer under the terms of the related indenture.

A copy of the press release is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 16, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 16, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 16, 2014